SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549
                             ---------------------

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

         Date of Report (Date of Earliest Event Reported): May 28, 2010

                       NOVA NATURAL RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)


Colorado                               0-15078               84-1227328
(State or other jurisdiction         (Commission          (I.R.S. Employer
Of incorporation)                     File No.)          Identification No.)


                 2000 NE 22nd St, Wilton Manors, Florida, 33305
              (Address of principal executive offices) (Zip Code)


                                 (828) 489-9409
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE

On May 15, 2010 the company entered into an agreement with Greenestone Clinic Inc., a Private Canadian Corporation, to provide Consulting Services to Nova Natural Resources Corporation for the development and operation of certain Medical Clinics in the province of Ontario, Canada. The term of the agreement is for one year whereby Greenestone will provide both the medical and business expertise in the initial startup of private clinics. Greenestone will provide the technical assistance to insure the clinics are in compliance with governmental policy and procedure requirements and the necessary detailed operational requirements to operate the clinics. Greenestone currently has an operational facility with some services Nova plans to offer in its first Ontario facility which may be viewed at www.greenestone.net.

On May 15, 2010 Nova secured via a wholly owned subsidiary 1816191 Ontario Ltd., a sublease of 8,000 square feet, previously operating as a pain management clinic until July 31, 2013 and secured a loan for the $75,000.00 lease deposit. Nova expects to be operational in the Month of June since it has reached an agreement with the Doctors of Greenstone to provide the initial medical services and procedures for the company while Nova builds its medical staff. Nova will provide various medical services such as, endoscopy, minor cosmetic procedures, and will specialize in executive health assessment programs.


ITEM 5.02        ELECTION OF DIRECTOR; DEPARTURE OF DIRECTOR

(c) On May 25, 2010, Mr. Wayne A. Doss, Director of the company placed the name of Dr. Luke Fazio MD CM FRCSC, forward for nomination to the Board of Directors of the company. The Board of Directors unanimously resolved that Dr. Luke Fazio MD CM FRCSC be elected to the Board of Directors of Nova Natural Resources Corporation and serve for one year unless reelected for a longer term.

Dr. Luke Fazio, 34, completed his medical school training at McGill University in Montreal in 1999. He performed his training in Urology at the University of Western Ontario and became a fellow of the Royal College of Surgeons of Canada in 2004. Dr. Fazio went on to a fellowship in endourology and minimally-invasive surgery at St. Michael's Hospital in Toronto in association with the University of Toronto. Dr. Fazio has been on staff as an attending urologist at Kingston General Hospital in association with Queen's University. Dr. Fazio is currently on staff at Humber River Hospital in Toronto practicing general urology with a special interest in the management of urinary stones and minimally-invasive surgery. Dr. Fazio also serves as a member of the medical team at Greenestone Clinic in Muskoka, Ontario, Canada.

(b) On May 25, 2010, Mr. Nick Laroche, Director of Nova Natural Resources Corporation resigned and the Board of Directors accepted the resignation. Mr. Laroche decided to focus on his business interest and relocated to The Peoples Republic of China to join his new wife.

This Form 8-K may contain forward looking statements within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995; The actual results could differ materially from those set forth in the forward looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results, and other risks.




                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                       NOVA NATURAL RESOURCES CORPORATION
                                  (Registrant)

                                        By: /s/ Wayne A Doss
                                            -------------------------
                                            Wayne A Doss
                                            President & CEO


Dated: May 28, 2010